UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 4, 2005
WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (256) 353-1310
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; and
Item 1.02 Termination of a Material Definitive Agreement; and
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Resignation of Thomas B. Sabol as Senior Vice President, Chief Financial Officer and Secretary
     On November 4, 2005, Thomas B. Sabol resigned his position as Senior Vice President, Chief Financial Officer and Secretary of Wolverine Tube, Inc. (the “Company”) in order to pursue other career interests.
     In connection with Mr. Sabol’s resignation, effective November 4, 2005, the Company and Mr. Sabol entered into a Severance Agreement (the “Severance Agreement”) which materially altered the terms and conditions of the 2004 Change in Control, Severance and Non-Competition Agreement (the “Change in Control Agreement”) executed by the Company and Mr. Sabol as of December 1, 2004. Under the terms of the Severance Agreement, the Company will provide Mr. Sabol certain benefits, including: (A) a lump sum cash payment equal to $97,777.05, which represents the sum of the following: (i) an amount equal to four months of Mr. Sabol’s base salary as in effect immediately prior to his resignation, (ii) an amount equal to the cost necessary for Mr. Sabol to continue his medical insurance coverage under the Company’s group health plan pursuant to COBRA for a period of four months following his resignation, (iii) an amount equal to the estimated cost for Mr. Sabol to purchase disability and life insurance similar to the coverage he received under the Company’s plans for a period of four months following his resignation, and (iv) eleven months’ car allowance; (B) an amount equal to the maximum percentage of monthly base salary under the Company’s bonus plan for 2005, which in no event will be less than forty-five percent of Mr. Sabol’s monthly base salary multiplied by four, payable at the same time bonus payments are made to other executives, but no later than March 15, 2006; (C) reimbursement for certain business, travel and living expenses; and (D) outplacement services for up to six months.
     As part of the Severance Agreement, the Company and Mr. Sabol agreed that, except for Mr. Sabol’s obligation to adhere to the secrecy, non-solicitation and non-competition and equitable relief provisions under the Change in Control Agreement, the Change in Control Agreement was terminated and of no further force and effect as of November 4, 2005 and the parties agreed that Mr. Sabol was not due any payments or benefits under the Change in Control Agreement. The Severance Agreement also includes Mr. Sabol’s agreement to a general release of claims against the Company and related parties.
     The foregoing summary of the material terms of the Severance Agreement is qualified in its entirety by the full text of the Severance Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The material terms of the Change in Control Agreement (including the surviving secrecy, non-solicitation and non-competition provisions) were described in, and the full text of the Change in Control Agreement was attached as Exhibit 10.1 to, the Company’s Current Report on Form 8-K filed on December 1, 2004, which report is incorporated herein by reference.

     There is no material relationship between Mr. Sabol and the Company other than in connection with Mr. Sabol’s former employment with the Company and the Severance Agreement described above.
Appointment of James E. Deason as Chief Financial Officer, Senior Vice President and Corporate Secretary
     On November 7, 2005, James E. Deason was appointed Chief Financial Officer, Senior Vice President and Corporate Secretary of the Company. Mr. Deason will serve as the Company’s principal financial officer and principal accounting officer.
     Prior to this appointment, Mr. Deason, 58, had served as a consultant to the Company since his retirement from the Company in March 2005. From September 1994 until his retirement, Mr. Deason served as Executive Vice President, Chief Financial Officer and Secretary of the Company, and from October 1995 until his retirement, Mr. Deason also served as a Director of the Company. Prior to joining the Company, Mr. Deason was a partner with Ernst & Young LLP for six years, and served in various staff, management and senior management roles at Ernst & Young LLP in the fourteen years prior to his term as partner. Mr. Deason is a certified public accountant and earned a Bachelor of Science degree in Business Administration from Jacksonville State University and a Master’s degree in Accountancy from the University of Alabama.
     In connection with re-joining the Company, on November 7, 2005, Mr. Deason accepted the terms of the Company’s offer letter, dated November 7, 2005 (the “Offer Letter”), providing for at-will employment. Pursuant to the Offer Letter, Mr. Deason will receive a starting annual base salary of $280,000, and will be eligible for a maximum annual bonus payout of 70% of his base salary under the Company’s Annual Performance Incentive Plan beginning in 2006. Mr. Deason will be eligible for equity grants in accordance with the Company’s 2003 Equity Incentive Plan and received a grant of 10,000 restricted shares of the Company’s common stock on November 7, 2005, with a one-year vesting period. Mr. Deason will be entitled to certain other benefits available to employees and to senior executive officers of the Company, including health, dental and disability insurance, participation in the Company’s 401(k) plan, four weeks’ annual vacation (prorated for 2005) and financial counseling services. Also pursuant to the Offer Letter, Mr. Deason is guaranteed six months’ base pay and a prorated bonus if the Company experiences a change in control (as defined in the Offer Letter) within six months of November 7, 2005, Mr. Deason’s employment date; or alternatively, one year’s base pay and bonus if the Company experiences a change in control after six months from November 7, 2005 have passed. In any event, Mr. Deason must still be an employee at the time of the change in control event in order to receive any payment of base pay or bonus. Mr. Deason will be subject to certain secrecy, non-solicitation and non-competition provisions set forth in the Offer Letter. The foregoing summary of the material terms of the Offer Letter is qualified in its entirety by the full text of the Offer Letter, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
     In connection with the Company’s employment of Mr. Deason in accordance with the Offer Letter, the Consultant Agreement between the Company and Mr. Deason, effective March

31, 2005 (the “Consultant Agreement”), was terminated as of November 7, 2005 pursuant to and with the effect described in Section 9 of the Consultant Agreement. The material terms of the Consultant Agreement were described in, and the full text of the Consultant Agreement was attached as Exhibit 10.1 to, the Company’s Current Report on Form 8-K filed on February 16, 2005, which report is incorporated herein by reference.
     There are no family relationships between Mr. Deason and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Deason does not have (and, since the beginning of the Company’s last fiscal year, has not had) a direct or indirect material interest in any transactions or arrangements with the Company, nor does he have any other material relationship with the Company, other than in connection with: his employment as described in this report; his former consulting arrangement with the Company as described (or incorporated by reference) in this report; and his former relationship with the Company as employee and director, the material terms of which are set forth in the Company’s Proxy Statement for the 2005 Annual Meeting of Stockholders, filed on April 19, 2005, which disclosure is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Severance Agreement, dated as of November 4, 2005, between Wolverine Tube, Inc. and Thomas B. Sabol.

10.2	Offer letter, dated as of November 7, 2005, between Wolverine Tube, Inc. and James E. Deason.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: November 9, 2005

WOLVERINE TUBE, INC.
By:	/s/ James E. Deason
James E. Deason
Senior Vice President, Chief Financial Officer and Secretary